NUMBER                                                         UNITS


  SEE REVERSE FOR
CERTAIN DEFINITIONS           CHINA RESOURCES LTD.

                                                               CUSIP 16942Y 20 1

  UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE
                              SHARE OF COMMON STOCK

THIS CERTIFIES THAT

  is the owner of       Units.

Each Unit ("Unit") consists of one (1) share of common stock, par value $0.0001 per share ("Common Stock"), of China Resources Ltd., a Delaware corporation (the "Company"), and one warrant (a "Warrant"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $7.50 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) [__________], 2008 [one year following the date of the prospectus], and (ii) the Company's completion of a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, and will expire unless exercised before 5:00 p.m., Eastern Time, on [__________], 2011[four years following the date of the prospectus] or earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants comprising the Units represented by this certificate will begin separate trading ten (10) business days following the earlier to occur of the expiration of the underwriters' over-allotment option in the initial public offering or its exercise in full, subject to the Company having filed the Current Report on Form 8-K, which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds of the initial public offering including the proceeds received by the Company from the exercise of the underwriters' over-allotment option and having issued a press release announcing when such separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement, dated as of __________, between the Company and American Stock Transfer & Trust Company as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, New York, New York 10038, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

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

By                            China Resources Ltd.
                                    CORPORATE
----------------------        THE STATE OF DELAWARE       ----------------------
President                             SEAL                             Secretary
                                      2007

                              China Resources Ltd.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -           as tenants in common                     UNIF GIFT MIN ACT -                            Custodian
TEN ENT -           as tenants by the entireties                         (Cust)                              (Minor)
JT TEN -            as joint tenants with right of           under Uniform Gifts to Minors Act
                    survivorship
                    and not as tenants in common
                                                                                                   ---------------------------
                                                                                                             (State)

Additional Abbreviations may also be used though not in the above list.

For value received,        hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE



  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                           Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

& ; Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated
        --------------

                        --------------------------------------------------------
                        Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

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

Signature(s) Guaranteed:


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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event that the Company is liquidated because it does not consummate a business combination or the holder seeks to convert his, her or its respective shares into cash upon a business combination which he, she or it voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.

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